UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.    )

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SCPIE HOLDINGS INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Roger Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS ANNOUNCES ITS SLATE OF DIRECTORS

FOR 2006 ANNUAL MEETING

— Slate includes two new independent directors with additional new independent director to join following Annual Meeting —

Los Angeles, California – April 24, 2006 – SCPIE Holdings Inc. (NYSE:SKP) today announced its slate of directors for its 2006 Annual Meeting of Stockholders. The company stated that its slate will include two new independent directors, Kaj Ahlmann and Elizabeth A. Murphy, and current director Willis T. King Jr. If elected, the two new directors would succeed Louis H. Masotti PhD and Reinhold A. Ullrich MD, who on April 20, 2006, informed the company that they are not standing for reelection to the Board, having served the company for four years and 15 years respectively.

Ahlmann is an independent consultant to companies in the insurance industry. Previously he was Chairman and CEO of Inreon, an independent online reinsurance exchange; Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc.; Chairman, CEO and President of Employers Reinsurance Corporation; and served in several capacities during a 10-year tenure at GE Capital Services.

Murphy has extensive experience in the insurance industry; she most recently was the Executive Vice President and Chief Financial Officer of Scottish Re Group Ltd., an NYSE-traded company, and previously was Treasurer of ACE Ltd.

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The company also announced that on April 20, 2006, Charles B. McElwee MD informed the company he intends to step down from the Board of Directors following the 2006 Annual Meeting. Dr. McElwee will be succeeded by Marshall Geller, who for more than 20 years was a Senior Managing Director for Bear, Stearns & Co., and currently serves as a director of several public companies, including Value Vision Media, Inc. (Nasdaq:VVTV) and GP Strategies Corporation (NYSE:GPX).

Mitchell S. Karlan MD, SCPIE’s Chairman of the Board, said, “I want to thank Lou, Reinhold and Chuck for their service and commitment to SCPIE over the years, and in particular, Lou for his leadership of the Nominating Committee through the process of recruiting the three new independent candidates. We believe the addition of Kaj, Elizabeth and Marshall would help lead SCPIE’s growth in coming years.”

The company also announced that it set April 28, 2006, as the record date for stockholders of the company who will be entitled to receive notice of and to vote at the company’s Annual Meeting, which is expected to be held mid-June following completion of the Securities and Exchange Commission review process of the preliminary proxy materials.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

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Additional Information

The company plans to file a proxy statement with the Securities and Exchange Commission in connection with its 2006 Annual Meeting of Stockholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders will be able to obtain a free copy of the proxy statement and other related documents filed by the company at the SEC’s website at www.sec.gov. When available, the company’s proxy statement and other related documents may also be obtained from the company free of charge by contacting SCPIE’s Communications Department at (310) 551-5942.

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Certain Information Concerning Participants

SCPIE Holdings Inc. is planning to hold its 2006 Annual Meeting of Stockholders in mid-June of 2006. The following information is provided concerning the participants on behalf of the company in the solicitation of proxies for this meeting.

The following individuals, all of whom are directors or officers or other agents of the Company, may be deemed participants in the solicitation of proxies on behalf of the Company’s Board of Directors: Hammon P. Acuna; Kaj Ahlmann; Howard M. Bender; Annie M. Chiang; Michael J. Cisneros; Lisa M. Cole; Marshall S. Geller; Ronald L. Goldberg; William J. Green; Joseph P. Henkes; Matt K. Lawrence; Mary C. Lyon; Edward G. Marley; Patricia A. Mason; Mitchell S. Karlan, M.D.; Willis T. King, Jr.; Louis H. Masotti, Ph.D.; Jack E. McCleary, M.D.; Charles B. McElwee, M.D.; Wendell L. Moseley, M.D.; Elizabeth A. Murphy; Donald P. Newell; Hongtram M. Nguyen; Richard L. Percival; Robert J. Phelps; Teresa A. Pounder; Michelle F. Reed; William A. Renert, M.D.; Pamela A. Roberts; Nancy M. Schnurstein; Jason R. Sexton; Lars A. Shilling; Henry L. Stoutz, M.D.; Timothy D. Trovato; Robert B. Tschudy; DeShawn L. Turner; Reinhold A. Ullrich, M.D.; Ronald H. Wender, M.D.; and Donald J. Zuk.

In the aggregate, these individuals beneficially own 1,011,320 shares of the company’s common stock, including 700,666 shares subject to stock options exercisable within 60 days of April 20, 2006. None of these individuals beneficially owns more than 1% of the Company’s Common Stock, except for Joseph P. Henkes, Robert B. Tschudy and Donald J. Zuk who own 16,808, 2,631 and 68,302 shares of the company’s common stock, respectively, and hold stock options exercisable within 60 days of April 20, 2006, to acquire an additional 90,000, 100,000 and 204,000 shares of the company’s common stock, respectively.

Forward-Looking Statements

In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements include statements regarding the company’s 2006 Annual Meeting. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be realized.